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                                                                   EXHIBIT 10.10

                               Dated ____________




                          (1) PINEWOOD STUDIOS LIMITED




                            (2) VIRAGE EUROPE LIMITED






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                                    AGREEMENT

                             RELATING TO BUSINESS OF
   PROVIDER OF SOFTWARE PRODUCTS AND APPLICATION SERVICES FOR MEDIA COMPANIES


                                       AT


               PINEWOOD STUDIOS IVER HEATH BUCKINGHAMSHIRE SL0 0NH



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P Jones
Charsley Harrison
Riding Court
Riding Court Road
Datchet
Slough SL3 DLF



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AN AGREEMENT made the ___ day of _____________, Two thousand


1.      Particulars

        In this Agreement the following expressions shall have the following meanings:

         1.1              the Studios                Pinewood Studios, Iver Heath,
                                                     Bucks SL0 0NH.

         1.2              the Owner                  Pinewood Studios Limited
                                                     whose registered office is at
                                                     6 Connaught Place, London W2
                                                     3EZ.

         1.3              The Occupier               Virage Europe Ltd. whose
                                                     registered address is at 235
                                                     Old Marylebone Road, London
                                                     NW1 5QT.

         1.4              The Premises               all that area including the
                                                     owner's fixtures and
                                                     fittings at the Studios known
                                                     as Office Nos. 206 - 218 on
                                                     the second floor of the
                                                     Property building subject
                                                     always to clause 2.2.

         1.5              Term                       the period of two years from
                                                     28 February, 2000 to
                                                     27 February 2002.

         1.6              Occupation Fee             Pound Sterling 100,000 per
                                                     annum for the first year of
                                                     the Term.  For the second
                                                     year an increase shall be
                                                     applied equivalent to the
                                                     latest annual increase in the
                                                     retail price index as
                                                     published by 28th
                                                     February 2001.  If there is
                                                     no increase or a reduction to
                                                     the index the annual rate of
                                                     Pound Sterling 100,000 shall
                                                     apply.

         1.7              The Business               provider of software products
                                                     and application services for
                                                     media companies

         1.8              The Prescribed Rate        4% above the bank base
                                                     lending rate from time to
                                                     time of National Westminster
                                                     Bank P/c.


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2.      Right of Occupation

        2.1 Subject to the provisions of subclauses 2.2 and 2.3 and as further provided in this agreement, the Owner gives the Occupier the exclusive right to use the Premises during the Term for the purpose of the Business. The Occupier is granted by the Owner the further right to part up to 50 motor vehicles in the non-reserved car parks in the Studios and utilize all roads paths corridors staircases and all other access ways which are necessarily/or reasonably required to afford access to and egress from the Premises either on foot or with vehicles as appropriate.

            2.1.1 It is hereby agreed that the Owner may on giving not less than 90 days prior written notice to the Occupier transfer the occupier from the Premises to suitable comparable alternative premises at the Studios and which shall be no less commodious than the Premises ("the alternate premises") and such transfer will in no way disrupt the day to day operations of the Occupier and will not in any way obstruct the Occupier from conducting its business and customer level agreements and subject as aforesaid the Occupier shall not be entitled to any compensation whatsoever in respect thereof nor make any claim for loss of profit or disturbance arising from such transfer except that the owner shall be responsible for and pay to the Occupier on demand all reasonable direct costs arising from such transfer provided that the Owner shall indemnify the Occupier in respect of any proper costs incurred by the occupier arising in any way out of such transfer.

            2.1.2 The Owner shall on the transfer of the Occupier to the alternate premises immediately and at its own cost grant to the Occupier a further tenancy on the same terms (other than the amount of rent) as this Agreement mutatis mutandis for the residue then unexpired of the term of this Agreement but excluding provisions having the same effect as clauses 2.2 and 2.3 of this Agreement.

        2.2 The Occupier further agrees that the Owner may at its absolute discretion close the Studios or any part thereof at any time and for such periods as it thinks fit and the Occupier shall not be entitled to any compensation whatsoever in respect thereof nor make any claim against the Owner for loss of profits, disturbance or otherwise save that the owner shall reimburse the Occupier in respect of any part of the Occupation Fee paid by the Occupier relating to such period of the closure as falls within the Term and the Occupier's payment obligation under clause 3 shall be suspended until the Studios may be re-opened. Provided that throughout any such period the Owner shall use all reasonable endeavors to ensure that adequate access to and egress from the Premises is at all times available to the Occupier to enable it to continue its uninterrupted use of the Premises.

3.      Occupation Fee

        3.1 In each year of the Term the Occupier shall pay to the Owner the Occupation Fee by four equal installments in advance on the 28th day of February, May, August and November without any deduction or set-off whatsoever. The first payment (or a duly apportioned part of it) to be made on the date hereof.

        3.2 For the year commencing 28th February 2000 the Occupation Fee shall be Pound Sterling100,000. For the year commencing 28th February 2001 an increase shall be applied equivalent

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to the latest annual increase in the retail price index as published by 28th
February 2001. If there is no increase or a reduction to the index then the annual rate of Pound Sterling 100,000 shall apply.

        3.3 The Occupation Fee shall include:

        -      nondomestic rates

        -      electricity and heating fuel

        -      light cleaning to normal standards for office purposes

        - building insurance but not contents insurance nor any insurance that is required under Clause 4.9.2.

        -      structural building maintenance

        - all works carried out by and services provided at the Owner's discretion in relation to the Premises acting in the interests of good estate management at all times.

        3.4 Value Added Tax will be payable by the Occupier on the Occupation Fee at the appropriate rate from time to time.

        3.5 The Occupier will pay interest at the Prescribed Rate from the due date or 21 days following receipt of invoice, whichever is the later, until payment has been received in full.

4.      Occupier's Further Undertakings

        The occupier further agrees and undertakes:

        4.1 to insure with an insurance company of repute any property whatsoever of the Occupier located at the Studios against loss or damage howsoever caused and not to make any claim against the Owner or its employees in respect of such damage or loss save where this is caused by the negligence or willful act of the Owner or its employees.

        4.2 not to bring any furniture equipment goods or chattels onto the Premises without the consent of the Owner which shall not be unreasonably withheld save as may be necessary for the exercise of the rights given in clause 2.

        4.3 to keep the Premises in good decorative condition and clean and tidy and clear of rubbish and to leave the same clean and tidy and in as good a state or repair and condition as at the date of occupation as evidenced by the schedule of conditions annexed hereto and free of the Occupier's furniture equipment goods and chattels at the end of the Term.

        4.4 not to effect any structural or other alteration to the Premises without the prior written consent of the Owner not to be unreasonably withheld or delayed.

        4.5 to ensure compliance by its staff at all times with such reasonable rules and regulations as the Owner may make from time to time governing the use of the Premises and the

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Studios and to remove immediately (or within a time limit allowed by the
Management of the Studios) from the Studios any employee who has failed to comply with such rules and regulations after invoking the Occupier's disciplinary procedures.

        4.6 not to display any signs or notices at the Premises without the prior written consent of the Owner not to be unreasonably withheld or delayed provided that the Occupier may display a sign at the entrance to the premises showing its name and business.

        4.7 not to carry on any offensive or noisy trade or businesses nor to permit any person to sleep or reside at the Premises nor to do anything therein which in the reasonable opinion of the Owner causes or might cause nuisance or annoyance to the Owner or occupiers or users of the Studio.

        4.8 to comply in all respect with all laws (including but not by way of limitation the Health and Safety at Work Act) relating to the operation of the Occupier's business and not to do any act, matter or thing which would or might constitute a breach of any statutory requirement affecting the Premises or which would or might vitiate in whole or in part any insurance effected in respect of the Premises (either by the Owner or the Occupier) from time to time. In particular the Occupier shall not cause risk to the health and safety of any person by neglect or misuse of any buildings or structure in the Studios, fixtures and fittings or areas used for access and services (electricity gas and water).

        4.9 to be responsible for and keep the Owner indemnified from and against:

            4.9.1 all properly incurred costs, claims, losses (including consequential losses), charges, damages and expenses arising from the death or injury of any person or the destruction of or damage to the Premises of the Studios or any part thereof or loss of or damage to any chattel which is caused in whole or in part by any act neglect or default of the Occupier or the employees, agents or licensees of the Occupier.

            4.9.2 all loss or damage to any vehicle or its contents owned by or under the care, custody or control of the Occupier whilst at the Studios except to the extent that the same shall have been caused by the act, neglect or default of the Owner.

        4.10 immediately to effect and thereafter maintain throughout the Term policies of insurance approved by the Owner in respect of both Public Liability and the indemnity under clause 4.9.1 (the insurance for such indemnity being joint and several) in a sum of not less than Pound Sterling5,000,000 for any one claim and upon demand to produce to the Owner the policies and receipts for the premiums paid thereof.

        4.11 to give all reasonable assistance and facilities to officers servants or agents of the Owner in the alteration at any time of the layout decoration or equipment of or on the Premises provided that such alterations shall not interfere or disrupt in any way the Occupier or the Business.

        4.12 not to use the Premises other than for the Business.

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        4.13 to report any damage or defect to the Premises or the Studios discovered by the Occupier or its servants or agents to the relevant management of the Studios as soon as possible upon such discovery.

        4.14 to pay all outgoings payable in respect of the Premises or its occupation save as included under Clause 3.3.

5. Termination. The rights granted in clause 2 shall determine (without prejudice to the Owner's rights in respect of any breach of clause 3 or the undertakings contained in clause 4) immediately:

        5.1 on notice given by the Owner at any time following any material breach by the Occupier of its obligations or undertakings under this agreement.

        5.2 where the Occupier is a company, if a resolution, proposed application or petition or order is made in respect of winding up, dissolution, appointment of an administrator or a voluntary arrangement with creditors or if a receiver or manager of any of the Occupier's assets is appointed.

        5.3 where the Occupier is an individual, if a proposed application or order is made in respect of the individual for a voluntary arrangement with creditors, an interim order for a moratorium, or bankruptcy.

        5.4 where the Occupier is a partnership, if any of the circumstances mentioned in clauses 5.2 or 5.3 above should occur which apply to partnerships.

        5.5 in any case where an encumbrancer takes possession of the Occupier's assets or if the Occupier suffers any distress or execution to be levied upon any of its assets.

6.      General.

        6.1 The benefit of this agreement is personal to the Occupier and not assignable and the rights given in clause 2 may only be exercised by the Occupier and its employees save in circumstances which involve the sale or substantial sale of the Occupier's assets, a corporate reorganization, an initial public offering or a merger.

        6.2 The Owner gives no warranty that the Premises are legally or physically fit for the purpose specified in clause 2.

        6.3 To the extent permitted by English Law the Owner shall not be liable for the death of or injury to or for damage to any property of or for any losses, claims, demands, actions, proceedings, damages, costs or expenses or other liability incurred by the Occupier or its employees in the exercise or purported exercise of the rights granted by clause 2 save for any death or injury caused by the negligence of the Owner or its employees.

        6.4 The provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of Property Act 1969) are excluded from this Agreement by Order of the Uxbridge County Court No. _______ dated the
______________.


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        6.5 All notices given by either party pursuant to the provisions of this agreement shall be in writing and shall be sufficiently served if delivered by hand or sent by recorded delivery to the other party at its registered office or last known address.

        6.6 This agreement contains the entire understanding between the parties regarding its subject matter and supersedes all previous agreements whether oral or written between the parties in this regard and may only be varied by signature of the Occupier (if an individual) or of a director of the Occupier (if a company) and of a director of the Owner.

        AS WITNESS the hands of a duly authorized officer of the respective parties hereto the day and year first before written.

         For and on behalf of                          For and on behalf of
       PINEWOOD STUDIOS LIMITED                         VIRAGE EUROPE LTD

-----------------------------------     -------------------------------------
Director                                Director


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                            PINEWOOD STUDIOS LIMITED



        To:                                                     Date:

        Virage Europe Limited
        235 Old Marylebone Road
        London NW1 5QT

        Dear Sirs

        PINEWOOD STUDIOS IVER HEATH BUCKS SLO ONH (THE "PREMISES")

        We refer to an agreement made on today's date between ourselves and yourselves relating to the premises (the "Agreement").

        In consideration of you entering into the Agreement, we as the Owner (as defined in the Agreement) hereby agree to allow you to:

        1. underlet 50% or less of the Premises at any time after 28th November 2000 subject to obtaining our consent (such consent not to be unreasonably withheld or delayed), such underletting to be on similar terms to those contained in the Agreement and any such underlease shall reserve an occupation fee no greater than the Occupier is contracted to pay to the Owner for the time being of the Premises (or a proper proportion thereof in the case of an underletting of part); and

        2. at any time after 28 November 2001 to have the right to terminate the Term created by the Agreement at any time thereafter by service of not less than three months' prior written notice to us at our registered office and on the expiry of such notice the Term of the Agreement shall determine (provided that any such termination shall be without prejudice to any antecedent breach of claim by either party).

        Please confirm your acceptance of the terms of this letter by signing and returning the enclosed duplicate.

        Yours faithfully



        ----------------------------
        for and on behalf of
        Pinewood Studios Limited


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        We hereby confirm acceptance of the terms and conditions set out in the letter dated [_______________] 2000 of which this is a duplicate.



         -------------------------------
         For and on behalf of
         Virage Europe Limited
         This _________ day of ______________ 2000




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